Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

EVANS & SUTHERLAND COMPUTER CORPORATION

To Be Held On:

May 24, 2018 at 11:00 a.m. local time

770 Komas Drive, Salt Lake City, UT 84108

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or email copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 10, 2018 at 5:00 p.m. Mountain Daylight Time.

Please visit www.es.com/about/proxy/, where the following materials are available for view:

Proxy Statement

Annual Report on Form 10K for Fiscal Year 2017

TO REQUEST MATERIAL: TELEPHONE: (800) 6225982;

EMAIL: PROXY@ES.COM;

WEBSITE: www.es.com/about/proxy/

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the onscreen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 9:59 PM Mountain Time the day before the cutoff or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends a vote “FOR” the election of both director nominees and “FOR” proposals 2 and 3.

1. The election of two directors to serve for the term more fully describedin the proxy statement.

NOMINEES: James P. McCarthy and William E. Stringham

Please note that you cannot use this notice to vote by mail.

2.Ratification of the appointment of Tanner LLC as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

3.Approve on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers.

4.Transact such other business as may properly be presented at the annual meeting.

Meeting Location

The Annual Meeting for holders of record as of March 29, 2018 will be held on May 24, 2018 at 11:00 a.m. MDT at: Evans & Sutherland Computer Corporation 770Komas Drive, Salt Lake City, Utah 84108

For directions, please call (801) 5881000. Please note that you cannot use this notice to vote by mail.